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MRV COMMUNICATIONS, INC.
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MRV Sends Letter to Stockholders

CHATSWORTH, CALIF. Sep 16, 2009 — MRV COMMUNICATIONS, INC. (Pink Sheets: MRVC) (“MRV” or the “Company”) today sent the following letter to stockholders.

September 16, 2009

Dear Fellow Stockholder:

MRV has faced a number of challenges recently, some of which limited our ability to communicate with you, but we believe that we are on the right path and poised to put our recent issues behind us. We are writing today to provide you with an update on some of the most recent developments at the Company.

On August 31, 2009 we announced that the staff of the Securities and Exchange Commission (“SEC”) completed its investigation of MRV’s historical stock option grants and practices and does not intend to recommend any enforcement action. We are pleased with the outcome of this matter.

We are working hard to finalize the restatement of our financial results and plan to hold our Annual Meeting in November. Once the restatement is complete, we look forward to sharing with you our historical results and our plans to create future stockholder value.

MRV is committed to strong corporate governance and, as part of our long-term plan we are strengthening our Board of Directors. As we previously communicated, we have already implemented recommendations of the Board’s Special Committee, including appointing two co-Presidents to strengthen upper management, and the hiring of a General Counsel and internal auditor to improve legal and regulatory compliance. We are also conducting a thorough search for qualified Board members who can make a positive contribution to MRV. The Company recently appointed Michael E. Keane, Senior Vice President and Chief Financial Officer of Clipper Windpower, Inc. to the Board, and will be adding additional qualified Directors. Michael, who has more than 30 years of experience in accounting, finance and corporate governance, was previously the Chief Financial Officer of Computer Sciences Corporation, a $16.5 billion company, and of Unova, Inc.

MRV has a rich 20-year history of unique innovation and excellence in engineering. We leverage our top notch engineering resources to create products, solutions, services and value for our customers, including both large and emerging telecommunications carriers, enterprise customers, utilities and state and local governments. Our innovative products also make a contribution to our national security. As we continue to navigate through one of the most economically challenging periods in recent history, each of MRV’s three business segments — Optical Components, Network Equipment and Network Integration — has a distinctive position in its respective markets and continues to make real progress, even in these turbulent times.

As you may know, a group of dissident stockholders comprised of Spencer Capital Opportunity Fund, LP, Boston Avenue Capital, LLC, and thirteen other entities and individuals affiliated with Spencer Capital or Boston Avenue Capital (collectively “the dissidents”), has recently indicated its intention to wage a costly and disruptive proxy contest to replace your Company’s entire Board of Directors and management team.  The dissidents collectively own approximately 1.2% of the Company’s outstanding shares, which they only began acquiring in July of this year.

We are always interested in the views of our stockholders and, in fact, we tried to reach out to this group on a number of occasions to better understand their objectives and share our plans with them as to MRV’s future. To date, they have refused to engage in a dialogue with us about their ideas or objectives and have refused our invitation to consider some of their candidates in our director search. What we believe to be true about the dissident group is that they are trying to gain control of MRV without offering stockholders any premium for their investment.

The dissident group may send you materials asking for your vote at the Company’s upcoming Annual Meeting.  We urge you not to take any action at this time until you receive proxy materials from the Company as well. If you have any questions, please contact Georgeson Inc., who is assisting us in connection with this year’s Annual Meeting, at 866-729-6803.

MRV’s Board has been and remains committed to acting in the best interest of all of the Company’s stockholders. We appreciate your support and continued interest in MRV.

On Behalf of Your Board of Directors

Sincerely,

/s/ Noam Lotan	/s/ Shlomo Margalit
Noam Lotan	Shlomo Margalit
Chief Executive Officer	Chairman of the Board

About MRV Communications, Inc.

MRV Communications, Inc. is a leading networking company with a full line of packet-optical transport (POTS), carrier Ethernet, 40G and out-of-band networking equipment, services and optical components for high-speed carrier and enterprise networks and specialized aerospace, defense and other communications networks. MRV’s networking business provides equipment for commercial customers, governments and telecommunications service providers. MRV markets and sells its products worldwide, with operations in Europe that provide network system design, integration and distribution. The Company’s optical components business which provides optical communications components for access and fiber-to-the-premises applications operates under the Source Photonics brand. For more information about MRV and its products, please call (818) 773-0900 or visit www.mrv.com and www.sourcephotonics.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of stockholders.  MRV will be filing a proxy statement with the SEC.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov, at MRV’s website at http://sec.mrv.com, or from MRV Investor Relations at 20415 Nordhoff Street, Chatsworth, California  91311.

Participants in Solicitation

MRV and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of stockholders.  Information regarding the interests of MRV’s directors and executive officers in the proxy contest will be included in MRV’s proxy statement and annual report on Form 10-K for the year ended December 31, 2008.

Forward-Looking Statements

This press release contains forward-looking statements about MRV, which involve risks and uncertainties.  These statements are based on management’s current plans, expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions.

The statements in this press release regarding MRV’s future financial and operating results, MRV’s ongoing efforts to complete the restatement of its historical financials and other forward-looking statements which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance or that the events anticipated will occur or that expected conditions will remain the same or improve.  These statements involve risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that MRV will experience delays in completing the restatement of its financials, each of its business segments may not make the expected progress in its respective market and management’s long term strategy may not achieve the expected results.  Other risks and uncertainties relate to potential changes in relationships with MRV’s customers and suppliers, MRV’s success in developing, introducing and shipping product enhancements and new products, increased competition in our market segments, political instability in areas of the world in which MRV operates, currency fluctuations, changes in accounting rules, general economic conditions, as well as changes in such conditions specific to our market segments, risks of manufacturing and maintaining intellectual property rights in Asia, litigation related to MRV’s historical stock option granting practices and its acquisition of Fiberxon, Inc., maintenance of our inventory and production backlog  Therefore, actual outcomes, performance and results may differ from what is expressed or forecasted in such forward-looking statements and such differences may vary materially from current expectations.

This press release does not discuss the results of MRV’s anticipated pending restatement, and makes no representations as to how this restatement, along with its current lack of compliance with SEC and Nasdaq rules and related litigation previously disclosed, may affect its results and its future expectations, beliefs, goals, plans and prospects.

All information in this press release is as of the date of this press release.  MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Contacts:

Investor Relations
MRV Communications, Inc.
(818) 886-MRVC (6782)
ir@mrv.com

The Blueshirt Group for MRV
Maria Riley
(415) 217-2631
maria@blueshirtgroup.com